                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                VTEL CORPORATION
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                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

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      * Set forth the amount on which the filing fee is calculated and how it was determined.

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     [ ] Fee paid previously by written preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                VTEL CORPORATION
                              108 WILD BASIN ROAD
                                AUSTIN, TX 78746

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 18, 1997

TO THE STOCKHOLDERS:

     You are cordially invited to attend the Annual Meeting of Stockholders of VTEL Corporation (the "Company") to be held at the Company's offices in Austin, Texas, at 2:00 p.m., on Thursday, December 18, 1997, for the following purposes:

     1. To elect eight directors of the Company to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.

     2. To consider and act upon a proposal to approve an amendment to the Company's Employee Stock Purchase Plan ("ESPP") to increase the number of shares of the Company's Common Stock issuable under the ESPP upon the exercise of stock options granted pursuant to the ESPP from 450,000 to 950,000 shares.

     3. To consider and act upon a proposal to approve an amendment of the Company's 1992 Director Stock Option Plan (the "Director Plan") to increase the number of shares of the Company's Common Stock issuable under the Director Plan upon the exercise of stock options granted pursuant to the Director Plan from 100,000 to 150,000 shares.

     4. To ratify the Board of Directors' appointment of Price Waterhouse LLP, independent accountants, as the Company's independent auditors for the year ending July 31, 1998.

     5. To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

     Holders of record of the Company's Common Stock at the close of business on October 30, 1997, will be entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

     Stockholders who do not expect to attend the meeting are requested to sign and return the enclosed proxy, for which a postage-paid, return envelope is enclosed. The proxy must be signed and returned in order to be counted.

                                            By Order of the Board of Directors,

                                                       RODNEY S. BOND
                                                         Secretary

Austin, Texas
November 12, 1997

                                VTEL CORPORATION
                              108 WILD BASIN ROAD
                              AUSTIN, TEXAS 78746

                                PROXY STATEMENT

                                      FOR

                      1997 ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 18, 1997

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed form of proxy is solicited by the Board of Directors of VTEL Corporation (the "Company") to be used at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's offices in Austin, Texas, at 2:00 p.m., on Thursday, December 18, 1997. This Proxy Statement and the related proxy are to be first sent or given to the stockholders of the Company on approximately November 12, 1997. Any stockholder giving a proxy may revoke it at any time, provided written notice of such revocation is received by the Secretary of the Company before such proxy is voted; otherwise, if received in time, properly completed proxies will be voted at the meeting in accordance with the instructions specified thereon. Stockholders attending the meeting may revoke their proxies and vote in person. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

     The Company's annual report for the year ended July 31, 1997, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy soliciting material.

                     VOTING SECURITIES OUTSTANDING; QUORUM

     The record date for the determination of stockholders entitled to notice of and vote at the Annual Meeting was the close of business October 30, 1997 (the "Record Date"). At the close of business on October 30, 1997, there were 22,935,226 shares of Common Stock, $.01 par value (the "Common Stock"), issued and outstanding, each entitled to one vote on all matters properly brought before the Annual Meeting. There are no cumulative voting rights.

     The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are treated as present at the meeting and are therefore counted to determine a quorum. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Annual Meeting have the power to adjourn the meeting from time to time, without notice other than an adjournment at the meeting, until a quorum is present or represented. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

     Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of Directors. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve the amendment to the Employee Stock Purchase Plan ("ESPP"), the amendment to the 1992 Director Stock Option Plan (the "Director Plan") and to ratify the appointment of independent auditors.

     Abstentions may be specified on all proposals except the election of Directors. Abstentions, with respect to any proposal other than the election of Directors, will have the same effect as a vote against such proposal. Broker non-votes will have no effect on the outcome of the election of Directors or the other proposals. With regard to the election of Directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

     The Company believes that under the rules of the New York Stock Exchange, brokers who hold shares in "street name" on behalf of their customers will have discretion, in the absence of voting instructions from the customer, to vote such shares concerning all proposals.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Company has only one outstanding class of equity securities, its Common Stock, par value $.01 per share.

     The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of September 1, 1997 by
(i) each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each of the Company's directors and nominees and Named Executive Officers (as defined in "Executive Compensation" below) and
(iii) all directors and officers as a group.

                                                               SHARES BENEFICIALLY
                                                                   OWNED(1)(2)
                                                              ----------------------
            NAME AND ADDRESS OF BENEFICIAL OWNER               NUMBER        PERCENT
            ------------------------------------              ---------      -------
Intel Corporation...........................................  1,672,846        7.3%
  2200 Mission College Blvd.
  Santa Clara, CA 95052
F.H. (Dick) Moeller.........................................    357,219(3)     1.5%
Jerry S. Benson, Jr.........................................    250,000(4)     1.1%
Eric L. Jones...............................................     60,353(5)     *
John V. Jaggers.............................................      3,190(6)     *
Gordon H. Matthews..........................................      1,203(7)     *
Max D. Hopper...............................................      1,666(8)     *
T. Gary Trimm...............................................    123,727(9)     *
Dr. Arthur G. Anderson......................................     13,603(10)    *
Michael O'Dell..............................................    103,570(11)    *
Rodney S. Bond..............................................     89,976(12)    *
Michael P. Cronin...........................................      5,104(13)    *
Frank S. Kaplan.............................................     47,510(14)    *
Richard Snyder..............................................        -0-        *
All directors and officers as a group (17
  persons)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)(13)(14).........  1,272,422(15)    5.3%

---------------

  *  Indicates ownership of less than 1% of the Company's Common Stock

 (1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Amounts shown include shares of Common Stock issuable upon exercise of certain outstanding options within 60 days after September 1, 1997.

 (2) Except for the percentages of certain parties that are based on presently exercisable options which are indicated in the following footnotes to the table, the percentages indicated are based on 22,874,391 shares of Common Stock issued and outstanding on September 1, 1997. In the case of parties holding presently exercisable options, the percentage ownership is calculated on the assumption that the shares presently held or purchasable within the next 60 days underlying such options are outstanding.

 (3) Consists of 81,350 shares held by Mr. Moeller directly and 275,869 shares (83,907 of which are subject to repurchase at October 30, 1997 by VTEL at the optionee's exercise prices pursuant to the option agreements) which Mr. Moeller may acquire upon the exercise of options within 60 days after September 1, 1997.

 (4) Consists of no shares held by Mr. Benson directly and 250,000 shares (223,959 of which are subject to repurchase at October 30, 1997 by VTEL at the optionee's exercise prices pursuant to the option agreements) which Mr. Benson may acquire upon the exercise of options within 60 days after September 1, 1997.

 (5) Consists of 5,686 shares held by Mr. Jones directly and 54,667 shares which Mr. Jones may acquire upon the exercise of options within 60 days after September 1, 1997.

 (6) Consists of 1,524 shares held by Mr. Jaggers directly and 1,666 shares which Mr. Jaggers may acquire upon the exercise of options within 60 days after September 1, 1997.

 (7) Consists of no shares held by Mr. Matthews directly and 1,203 shares which Mr. Matthews may acquire upon the exercise of options within 60 days after September 1, 1997.

 (8) Consists of no shares held by Mr. Hopper directly and 1,666 shares which Mr. Hopper may acquire upon the exercise of options within 60 days after September 1, 1997.

 (9) Consists of no shares held by Mr. Trimm directly and 123,727 shares which Mr. Trimm may acquire upon the exercise of options within 60 days after September 1, 1997.

(10) Consists of 11,937 shares held by Mr. Anderson directly and 1,666 shares which Mr. Anderson may acquire upon the exercise of options within 60 days after September 1, 1997.

(11) Consists of 6,941 shares held by Mr. O'Dell directly and 96,629 shares (20,790 of which are subject to repurchase at October 30, 1997 by VTEL at the optionee's exercise prices pursuant to the option agreements) which Mr. O'Dell may acquire upon the exercise of options within 60 days after September 1, 1997. Effective October 14, 1997, Mr. O'Dell was no longer employed with the Company.

(12) Consists of 28,183 shares held by Mr. Bond directly, 1,450 shares owned by a relative of Mr. Bond of which he disclaims beneficial ownership and 60,313 shares (26,250 of which are subject to repurchase at October 30, 1997 by VTEL at the optionee's exercise prices pursuant to the option agreements) which Mr. Bond may acquire upon the exercise of options within 60 days after September 1, 1997.

(13) Consists of no shares held by Mr. Cronin directly and 5,104 shares which Mr. Cronin may acquire upon the exercise of options within 60 days after September 1, 1997. Effective August 15, 1997, Mr. Cronin was no longer employed with the Company.

(14) Consists of 1,260 shares held by Mr. Kaplan directly and 46,250 shares (41,433 of which are subject to repurchase at October 30, 1997 by VTEL at the optionee's exercise prices pursuant to the option agreements) which Mr. Kaplan may acquire upon the exercise of options within 60 days after September 1, 1997.

(15) Includes an aggregate of 2,543 shares held directly or indirectly by Dennis Egan, Bob Romano, Judy Wallace, Bob Swem, and Charles Denton, collectively, and 212,758 shares (115,733 of which are subject to repurchase at October 30, 1997 by VTEL at the optionees' exercise prices pursuant to the option agreements) which such persons, collectively, may acquire upon the exercise of options within 60 days after September 1, 1997. All options held by the Chief Executive Officer and the Named Executive Officers were granted under the VTEL Corporation 1989 Stock Option Plan (the "1989 Plan") or the VTEL Corporation 1996 Stock Option Plan (the "1996 Plan") (collectively, the "Company's Plans"). Pursuant to the Company's Plans, all options granted thereunder are immediately exercisable, however, shares issued upon exercise are subject to repurchase by VTEL, at the exercise price, to the extent of the number of shares that have not vested in the event that the optionees' employment terminates prior to all such optionees' options becoming vested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock ("10% Stockholders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon information provided to the Company by individual officers, directors and 10% stockholders, the Company believes that all of these filing requirements were satisfied by the Company's officers, directors and 10% stockholders.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

     The Board of Directors has nominated for directors the eight individuals named below to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders, or until their respective successors shall have been duly elected and shall have qualified. All of the nominees are currently directors of the Company, except for Richard Snyder. Two of the current directors, T. Gary Trimm and Dr. Arthur G. Anderson, were elected to serve by the Board of Directors pursuant to the Agreement and Plan of Merger and Reorganization by and among the Company, VTEL-Sub, Inc. and Compression Labs, Incorporated ("CLI"), dated as of January 6, 1997. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director.

                                                        PRESENT
                                                     OFFICE(S) HELD               DIRECTOR
            NOMINEE                AGE               IN THE COMPANY                SINCE
            -------                ---    ------------------------------------    --------
F. H. (Dick) Moeller...........    51     Chairman and Chief Executive Officer      1989
Jerry S. Benson, Jr............    41     President and Chief Operating
                                          Officer                                   1997
Eric L. Jones..................    62     None                                      1989
Gordon H. Matthews.............    60     None                                      1994
Max D. Hopper..................    62     None                                      1995
T. Gary Trimm..................    49     None                                      1997
Dr. Arthur G. Anderson.........    70     None                                      1997
Richard Snyder.................    53     None                                       N/A

     The following information regarding the principal occupations and other employment of the nominees during the past five years and their directorships in certain companies is as reported by the respective nominees:

     F.H. (DICK) MOELLER, age 51, joined the Company as Chief Executive Officer, President and director in October 1989 and became the Chairman of the Board in March 1992. From May 1982 to October 1989, Mr. Moeller served as the founder and President of ProfitMaster Computer Systems, Inc., a computer software firm specializing in real-time financial management systems for retail point-of-sale applications. Prior to founding such firm, Mr. Moeller spent 12 years with Texas Instruments Incorporated during which he held a variety of management positions, most recently serving as Advanced Systems Manager of its Computer Systems Division.

     JERRY S. BENSON, JR., age 41, joined the Company in May 1997 as President and Chief Operating Officer. Prior to joining VTEL, Mr. Benson spent 10 years at NEC Technologies, Inc. ("NEC"), the last two years as President and Chief Operating Officer of NEC in Chicago, Illinois. NEC is a manufacturer of computer peripherals and other technology products for the North American market. Mr. Benson also served in the Office of the Chairman and Board of Directors of NEC and represented NEC by serving on the Board of Directors of Packard Bell (NEC is the majority shareholder of Packard Bell). Prior to his role as President and Chief Operating Officer of NEC, Mr. Benson held a number of significant operational and general management roles at NEC, including general management positions in several NEC groups, divisions and Strategic Business Units. Before his employment with NEC, he held marketing and sales management positions at Wyse, Amdek, and Ericsson.

     ERIC L. JONES, age 62, has served as a director to the Company since June 1989. He also served as the Company's President and Chief Executive Officer from June 1989 until October 1989 and as the Company's Chairman of the Board from October 1989 until March 1992. He also serves as chairman and/or director of several privately-held companies. Since January 1994, he has been a general partner of SSM Venture

Partners, L.P., a venture capital firm. Previously, Mr. Jones has served as Vice President of Texas Instruments Incorporated, as President of its Data Systems Group and Vice President of its Geophysical Services Inc. subsidiary.

     GORDON H. MATTHEWS, age 60, has served as a director of the Company since his election to the Board by the other directors in October 1994. Since May of 1992, Mr. Matthews has been the Chief Executive Officer and Chairman of Matthews Communications Management, Inc., a provider of telephone control systems for residences and small businesses, and Chairman and President of Matthews Communication Systems, Inc., a consulting firm providing assistance to corporations on intellectual property processes. Mr. Matthews' pre-1992 experience includes founding and managing a number of companies in the electronics industry. Mr. Matthews is a named inventor in over 40 patents, including the U.S. Patent #4,371,752 for voice mail. Mr. Matthews is the acknowledged inventor of voicemail.

     MAX D. HOPPER, age 62, has served as a director of the Company since May 1995. In January 1995, Mr. Hopper founded Max D. Hopper Associates, Inc., a consulting firm specializing in creating benefits from the strategic use of advanced information technologies. He currently serves as its Chief Executive Officer. Mr. Hopper served as Senior Vice President -- Information Systems for American Airlines from November 1985 to January 1995 and served as chairman of The SABRE Group, a unit of AMR Corporation, from April 1993 through January 1995. Mr. Hopper is also a director of the Gartner Group, Worldtalk Corporation, Computer Language Research, Inc., ProNet Communications, Scopus Technology and USDATA Corporation.

     T. GARY TRIMM, age 49, has served as a director of the Company since May 1997. Previously he was President, Chief Executive Officer and a member of the Board of Directors of CLI from February 1996 to May 1997 and Principal Financial Officer from April 1996 to May 1997. From February 1995 to February 1996, he was President of the North American Division of Scientific-Atlanta, Inc. ("S-A"), which supplies advanced analog and digital video systems to the cable and telephone industry. From January 1990 to March 1994, he held the position of President of the Subscriber Systems Division at S-A, where he had general management responsibility for S-A's analog and digital settop.

     DR. ARTHUR G. ANDERSON, age 70, has served as a director of the Company since May 1997. Previously, he was a member of the Board of Directors of CLI from August 1984 to May 1997. He is a consultant on science and engineering management and a member of the National Academy of Engineering. Dr. Anderson held various positions with International Business Machines Corporation ("IBM") from 1951 to 1984, including Director of Research, General Products Division President, Group Executive and Vice President. He retired from IBM in June 1984.

     RICHARD SNYDER, age 53, from 1996 until 1997 was the Senior Vice President of World Wide Sales, Marketing, Service and Support of Compaq Computer Corp., a worldwide computer company. From 1995 until 1996, Mr. Snyder was the Senior Vice President and General Manager, Dell Americas for Dell Computer Corporation, a computer manufacturer and marketer, and from 1993 until 1995, Mr. Snyder was the Group General Manager, DeskJet Printer Group for Hewlett Packard Company ("Hewlett"), a designer, manufacturer and servicer of electronic products and systems. Prior to 1993, Mr. Snyder served as General Manager of the Vancouver Division of Hewlett.

     None of the nominees is related to any other nominee or to any executive officer or director of the Company by blood, marriage or adoption (except relationships, if any, more remote than first cousin).

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" EACH OF THE EIGHT NOMINEES.

                       BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held eight regularly scheduled meetings and five special meetings during the fiscal year ended July 31, 1997. In addition, the Board of Directors acted four times by unanimous consent during the fiscal year ended July 31, 1997.

     The Board of Directors uses working committees with functional responsibility in the more complex recurring areas where disinterested oversight is required. Working committees of the Board of Directors include the Audit Committee, the Compensation Committee and the Nominating Committee.

     The Audit Committee is the communication link between the Board of Directors and the Company's independent auditors. In addition to recommending the appointment of the independent auditors to the Board of Directors, the Audit Committee reviews the scope of the audit, the accounting policies and reporting practices, internal auditing and internal control, compliance with the Company's policies regarding business conduct and other matters as deemed appropriate. The Audit Committee held two meetings in fiscal 1997 with the independent auditors and management. The Audit Committee is currently composed of Messrs. Hopper, Jaggers and Jones.

     The Compensation Committee is responsible for approving the compensation arrangements of senior management and recommending approval by the Board of Directors of amendments to the Company's benefit plans. At eight meetings during the fiscal year ended July 31, 1997, the Compensation Committee approved stock option awards pursuant to the Company's Plans. The Compensation Committee is currently composed of Messrs. Hopper, Jones and Matthews.

     The Nominating Committee is responsible for continuing studies of the size and composition of the Board of Directors and for proposing nominees to the Board. At one meeting during the fiscal year ended July 31, 1997, the Nominating Committee reviewed information regarding proposed nominees to the Board of Directors. The Nominating Committee will consider nominees properly recommended by security holders. In order to make a nomination, the Company's Bylaws generally require that advance notice of such nomination be provided to the Company at least 60 days and not more than 90 days prior to the first anniversary of the preceding year's annual stockholders' meeting, together with additional information regarding the nominee and the stockholder making such nominations as called for by the Company's Bylaws. The Nominating Committee is currently composed of Messrs. Jaggers, Matthews and Moeller.

     During the fiscal year ended July 31, 1997, with the exception of one director who missed one meeting, all directors attended 100% of the total number of meetings of the Board and the committees on which that Director served.

DIRECTOR COMPENSATION

     During fiscal 1997, each nonemployee director was paid a retainer of $1,500 per quarter and $1,000 for each meeting of the Board of directors of the Company attended by such director. Accordingly, total director fees earned in fiscal 1997 were $60,500.

     All Nonemployee Directors participate in the Company's 1992 Director Plan. Nonemployee Directors elected prior to October 14, 1994 received stock options to purchase 6,000 shares of the Company's Common Stock, having an exercise price equal to the market price of the Company's Common Stock on the date of such grant. Nonemployee Directors elected on or after October 14, 1994 receive stock options to purchase 12,000 shares of the Company's Common Stock on the same terms. In addition, Nonemployee Directors will receive options to purchase 6,000 shares of the Company's Common Stock, such options vesting over a three-year period, at the time that such eligible director's prior options granted under the 1992 Director Plan become fully exercisable and vested. All such options shall vest in equal amounts monthly over a three-year period but shall cease vesting at the time such director ceases to be a director of the Company.

     During fiscal 1997, Mr. Jones, in his capacity as a member of the Board of Directors, devoted special assistance identifying a new Chief Operating Officer for the Company, and on May 22, 1997 was awarded 3,000 options having an exercise price equal to the fair market value at the date of grant. During fiscal 1997, following the Company's acquisition of CLI, the Company terminated Mr. Trimm's employment contract with CLI and, in accordance with the terms of such contract, paid Mr. Trimm a severance fee equal to one year's salary, or $250,000, payable in installments over the remainder of the term of the contract. Under the same contract, for a period of three years beginning in June 1997, Mr. Trimm is entitled to monthly payments equal to the greater of $500 or $125 per hour for consulting services performed. During fiscal 1997, Mr. Trimm received $1,000 in such consulting fees.

     The compensation of employee directors of the Company is discussed at "Executive Compensation" below.

REPORT FROM THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

     As members of the Compensation Committee, it is our duty to administer the executive compensation program for the Company. The Compensation Committee is responsible for establishing appropriate compensation goals for the executive officers of the Company and evaluating the performance of such executive officers in meeting such goals. The elements of the executive compensation program described below are implemented and periodically reviewed and adjusted by the Compensation Committee.

     The goals of the Compensation Committee in establishing the Company's executive compensation program are as follows:

          (1) To fairly compensate the executive officers of the Company for their contributions to the Company's short-term and long-term performance. The elements of the Company's executive compensation program are (a) annual base salaries, (b) quarterly and annual performance bonuses, (c) long term incentives and (d) equity incentives.

          (2) To allow the Company to attract, motivate and retain the management personnel necessary to the Company's success by providing an executive compensation program comparable to that offered by companies with which the Company competes for such management personnel.

          (3) To provide an executive compensation program with incentives linked to the financial performance of the Company, and thereby enhance stockholder value. Under such program, incentive compensation for executive officers is linked to the financial performance of the Company as measured by earnings per share.

     Base Salaries. The annual base salaries of the Chief Executive Officer and the other executive officers of the Company are determined based on individual performance, experience and a comparison with salary ranges and midpoints reflecting similar positions, duties and levels of responsibility at the Company's Peer Group and other companies in similar industries and with comparable revenues. The Company's Peer Group is identified under the heading "Comparative Total Returns" below and the comparisons to companies in similar industries with comparable revenues are based on reports published by Radford Associates, a provider of national compensation surveys.

     Quarterly, Annual and Other Bonus. The quarterly and annual bonuses available to the executive officers, including the Chief Executive Officer and the Chief Operating Officer, of the Company are based upon the achievement of certain earnings per share goals for the Company set by the Compensation Committee prior to the beginning of such measurement period.

     The Company achieved certain of the quarterly targets and achieved its annual target during fiscal 1997. The targets for both the quarterly and annual bonuses were set and measured considering VTEL as a standalone entity prior to its merger with CLI (the "Merger"). The bonuses earned during the first three quarters of the year were paid in the form of a combination of cash and discounted stock options that became fully vested at a point twelve months from the end of the quarter in which they were earned. Fourth quarter bonuses earned were paid in cash.

     Long-Term Value Creation Incentives. Upon completion of the Merger, the Board of Directors established a Long-Term Value Creation Incentive Plan ("VCIP") to focus on the synergies and opportuni-ties created by the Merger. The VCIP allows selected individual employees to share directly in any incremental earnings resulting from the Merger. Accordingly, VCIP performance minimum thresholds were established based on the performance that the two companies could have achieved independently. The VCIP bonus pool is based on earnings performance above the minimum earnings per share threshold. Any incremental performance above the threshold results in the allocation of a portion of the earnings to the VCIP pool. Awards to the individuals are based on the performance achieved during the two-year period occurring following the completion of the Merger. Each employee participating in the VCIP program is granted shares of the VCIP pool based upon the pre-determined percentage of the VCIP pool allocated to each individual. The individual percentage of the total pool remains constant as incrementally higher performances are obtained. The number of shares granted to each participant is based on management's and the Board's judgment of the individual's potential ability to influence the success of the Merger and the profitability of the combined Company. At the end of each of fiscal 1998 and fiscal 1999, the amount of pool funding for that year will vest. Upon the completion of fiscal 1999, one-half of the earned awards will be paid in cash and the other half will be paid in VTEL restricted stock. The stock restrictions will lapse 50% one year from grant and 50% two years from grant, which grant occurs upon the completion of fiscal 1999.

     Equity Incentives. Equity incentives other than those described above, including grants of stock options, are determined based on the Compensation Committee's assessment of the ability of such officers to positively impact the Company's future performance and enhance stockholder value as determined by their individual performances. Stock option grants and other equity incentives are not awarded annually, but rather as warranted by individual performance and experience. Option awards vest over a 48-month period. The amount and vesting of stock options are not contingent on achievement of any performance targets. All options granted, other than those granted in lieu of cash for earned quarterly bonuses, will benefit the executive only to the extent that there is appreciation in the market price of the Common Stock during the option period.

     In fiscal 1997, options covering a total of 633,579 shares of Common Stock at a weighted average exercise price of $6.21 were granted to executives. Of these options, 59,829 were granted based upon the objectives and goals achieved by the Company in fiscal 1997, with 270,000 being granted to new executives upon joining the Company and the remaining 303,750 being the result of a repricing of options previously granted. See "Executive Compensation -- Stock Option Grants During Fiscal 1997."

     Equity and cash incentives are not limited to executive officers. Grants of stock options are made to all employees upon joining the Company in amounts determined by the Compensation Committee and are also made to selected employees as performance related awards and as awards for certain promotions. The amounts of such grants are determined based on the individual employee's position with the Company and his or her potential ability to beneficially impact the performance of the Company. By giving all employees a stake in the financial performance of the Company, the Compensation Committee's goal is to provide incentives to all employees of the Company to enhance the financial performance of the Company and, thus, stockholder value.

     While the Compensation Committee believes that its equity incentive program has been instrumental in attracting and retaining quality executive officers and other employees, the incentive feature of such program may become lost when options are granted at fair market value and subsequently the market price of the Common Stock falls substantially below the exercise prices of stock options granted under such program. In 1997, in part due to a significant decline in the market price/earnings ratios for the video conferencing industry, the market price of the Common Stock fell substantially. As a result of the drop in market price of the Common Stock and the fact that a significant number of optionees are employees who joined the Company through the merger with CLI in May of 1997 and through the acquisition of the ICS division of Peirce Phelps in November of 1995 and, thus, approximately 660 held options having exercise prices substantially higher than the current market value, over 89% of such holders of outstanding options granted under the Company's stock option plans held options that were "out-of-the-money" on May 27, 1997, and approximately 74% of the outstanding options under the Company's stock option plans were "out-of-the-money" on such date. Effective as of May 27, 1997, after careful consideration of the relevant factors, including (i) the decline in the market price of the Common Stock, (ii) the large percentage of the Company's employees holding "out-of-the-money" options and (iii) the importance of equity incentives to the

Company's overall compensation program for executive officers and employees at all levels, the Compensation Committee approved an exchange program pursuant to which all current employees holding options under a VTEL or CLI employee stock option plan and current directors holding options under the Director Plan would be given the opportunity to surrender their existing options for new options having an exercise price of $6.125 per share, the fair market value of the Common Stock on May 27, 1997. Any vesting accrued under the existing options would be lost in an exchange under such program; the new employee options vest ratably over a 48-month period and the director options vest ratably over a 36-month period, commencing on May 27, 1997. Subsequently, 40% of the eligible options, covering 1,257,338 shares of Common Stock, were repriced pursuant to this exchange program. See "Ten Year Options/SAR Repricing" for repricing involving the Company's executive officers.

     Omnibus Budget Reconciliation Act of 1993. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code ("Section 162(m)"). With certain exceptions, beginning with the taxable year commencing January 1, 1994, Section 162(m) will prevent publicly held corporations, including the Company, from taking a tax deduction for compensation in excess of $1 million paid to the Chief Executive Officer and the four other persons named in the Summary Compensation Table in the proxy statement. Section 162(m) will not apply to limit the deductibility of performance-based compensation exceeding $1 million if paid (i) solely upon attainment of one or more performance goals, (ii) pursuant to a performance-based compensation plan adopted by the Committee, and (iii) the terms of the plan are approved by the stockholders before payment of the compensation.

     The Committee has reviewed the Company's compensation plans with regard to the deduction limitation contained in Section 162(m). The Committee believes that option grants under the Company's stock option plans meet the requirements for deductible compensation. The Committee has decided for the present not to alter the Company's other compensation plans to meet the deductibility requirements of the regulations promulgated under the Internal Revenue Code. The Committee will continue to review the issue and its determination under the regulations under Section 162(m) and monitor whether the Company's compensation plans should be amended in the future to meet the deductibility requirements. The Committee does not anticipate that Section 162(m) will limit the deductibility of any compensation paid in fiscal year 1998. No executive officers of the Company were affected by such provision in fiscal year 1997.

                             COMPENSATION COMMITTEE

                                 Max D. Hopper
                                 Eric L. Jones
                               Gordon H. Matthews

                             EXECUTIVE COMPENSATION

     The following table summarizes certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                      ANNUAL COMPENSATION              AWARDS(1)
                                             --------------------------------------   ------------
                                                                                       SECURITIES
                             PERIOD ENDING                BONUS AND    OTHER ANNUAL    UNDERLYING     ALL OTHER
                              JULY 31 OR                 COMMISSIONS   COMPENSATION   OPTIONS/SARS   COMPENSATION
NAME AND PRINCIPAL POSITION  DECEMBER 31*    SALARY($)       ($)          ($)(2)          (#)           ($)(3)
---------------------------  -------------   ---------   -----------   ------------   ------------   ------------
F.H. (Dick) Moeller          1997            $216,666     $ 77,250       $     0        130,302(1)      $3,881
  Chairman and Chief         1996-7 mos.     $115,417     $  3,623       $     0        100,000         $3,622
  Executive Officer          1995            $195,000     $ 52,750       $     0         25,000         $3,831
                             1994            $195,000     $173,187       $     0         25,000         $1,802
Michael O'Dell               1997            $165,000     $ 59,750       $     0         19,070(1)      $  392
  Senior Vice President-     1996-7 mos.     $ 90,000     $  3,856       $     0         15,000         $  172
  Product Development        1995            $150,000     $ 40,225       $     0         10,000         $  347
                             1994            $150,000     $116,312       $     0         10,000         $   52
Rodney S. Bond               1997            $150,000     $ 69,500       $     0         28,699(1)      $  357
  Chief Financial Officer    1996-7 mos.     $ 77,083     $  4,250       $     0         15,000         $  172
  Vice President-Finance,    1995            $125,000     $ 44,068       $     0         10,000         $  381
  Treasurer and Secretary    1994            $112,950     $ 91,296       $     0         12,000         $   86
Michael P. Cronin            1997            $140,000     $118,111       $     0              0         $  334
  Vice President -- North    1996-7 mos.     $ 91,778     $ 17,896       $     0          3,750         $  172
  American Sales             1995            $120,750     $ 56,531       $69,266(4)      15,000         $  283
                             1994            $ 16,209            0       $     0         35,000         $    0
Frank S. Kaplan              1997            $126,250     $ 90,509       $     0         61,250(1)      $  294
  Vice President-            1996-7 mos.     $ 64,167     $ 12,900       $73,087(4)       6,250         $  172
  International Sales and    1995            $ 36,976            0       $     0         25,000         $    0
  Marketing                  1994                  NA           NA            NA             NA             NA

---------------

 *  VTEL changed its fiscal year from December 31 to July 31.

(1) Effective as of May 27, 1997, the Compensation Committee approved an exchange program pursuant to which all current employees holding options under a VTEL or CLI employee stock option plan and current directors holding options under the Director Plan were permitted an opportunity to exchange their options outstanding under the Company's stock option plans for new options having an exercise price of $6.125, the fair market value of the Common Stock on May 27, 1997. The new options issued to employees pursuant to this program vest ratably over a 48-month period commencing on May 27, 1997. The new options issued to directors pursuant to this program vest ratably over a 36-month period commencing on May 27, 1997. Subsequently, 40% of the eligible options, representing options covering 1,257,338 shares of Common Stock were reissued pursuant to this exchange program. Of the option awards shown in the above table, 125,000 options granted to Mr. Moeller, 25,000 options granted to Mr. Bond, 15,000 options granted to Mr. O'Dell, and 46,250 options granted to Mr. Kaplan in 1997 were the result of a repricing of options previously granted.

(2) Includes perquisites and other personal benefits if value is greater than the lesser of $50,000 or 10% of reported salary and bonus.

(3) Represents the dollar value of any insurance premiums paid by the Company during the covered fiscal year with respect to term life insurance and long term disability insurance for the benefit of the Chief Executive Officer or Named Executive Officer.

(4) Consists of relocation expenses paid by the Company.

STOCK OPTION GRANTS DURING FISCAL 1997

     The following table sets forth information with respect to grants of stock options to purchase Common Stock pursuant to the Company's Plans to the Chief Executive Officer and the Named Executive Officers reflected in the Summary Compensation Table above. No stock appreciation rights (SARs) were granted during fiscal 1997 and none were outstanding as of July 31, 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                                                                       VALUE OF ASSUMED ANNUAL
                                                                                         RATES OF STOCK PRICE
                                         INDIVIDUAL GRANTS(1)                      APPRECIATION FOR OPTION TERM(2)
                        -------------------------------------------------------   ----------------------------------
                                        % OF TOTAL
                         NUMBER OF     OPTIONS/SARS
                         SECURITIES     GRANTED TO
                         UNDERLYING     EMPLOYEES       EXERCISE
                        OPTIONS/SARS        IN          OR BASE      EXPIRATION
         NAME            GRANTED(#)    FISCAL YEAR    PRICE($/SH)       DATE       0%($)      5%($)        10%($)
         ----           ------------   ------------   ------------   ----------   -------   ----------   -----------
F.H. (Dick) Moeller...       2,646         0.13          4.062        08/28/06     10,751       24,271        45,014
                               656         0.03          4.094        02/01/07      2,685        6,063        11,245
                             2,000         0.10          2.688        05/01/07      5,374       12,135        22,507
                           125,000         6.32          6.125        05/27/07          0      413,340     1,014,917
Michael O'Dell........       2,031         0.10          4.062        08/28/06      8,252       18,630        34,552
                               504         0.03          4.094        02/01/07      2,063        4,658         8,640
                             1,535         0.08          2.688        05/01/07      4,125        9,313        17,274
                            15,000         0.76          6.125        05/27/07          0       57,780       146,425
Rodney S. Bond........       1,846         0.09          4.062        08/28/06      7,500       16,933        31,404
                               458         0.02          4.094        02/01/07      1,875        4,233         7,851
                             1,395         0.07          2.688        05/01/07      3,748        8,464        15,698
                            25,000         1.26          6.125        05/27/07          0       96,299       244,042
Michael P. Cronin.....           0          N/A            N/A             N/A        N/A          N/A           N/A
Frank S. Kaplan.......      15,000         0.76          9.938        12/20/06          0       93,737       237,560
                            46,250         2.34          6.125        05/27/07          0      178,154       451,477
All employee
  options.............   1,976,703       100.00          6.552(3)          N/A    407,359    8,552,398    21,048,488
All stockholders(4)...         N/A          N/A            N/A             N/A        N/A   94,246,605   238,839,400
Optionee gains as % of
  all stockholder
  gains...............         N/A          N/A            N/A             N/A        N/A         9.07%         8.81%

---------------

(1) Effective as of May 27, 1997, the Compensation Committee approved an exchange program pursuant to which all current employees holding options under a VTEL or CLI employee stock option plan and current directors holding options under the Director Plan were permitted an opportunity to exchange their options outstanding under the Company's stock option plans for new options having an exercise price of $6.125, the fair market value of the Common Stock on May 27, 1997. The new options issued to employees pursuant to this program vest ratably over a 48-month period commencing on May 27, 1997. The new options issued to directors pursuant to this program vest ratably over a 36-month period commencing on May 27, 1997. Subsequently, 40% of the eligible options, representing options covering 1,257,338 shares of Common Stock were reissued pursuant to this exchange program. Of the option awards shown in the above table, 125,000 options granted to Mr. Moeller, 25,000 options granted to Mr. Bond, 15,000 options granted to Mr. O'Dell, and 46,250 options granted to Mr. Kaplan in 1997 were the result of a repricing of options previously granted.

(2) The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of the Company's Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the Securities and Exchange Commission ("SEC") and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.

(3) Weighted average grant price of all stock options granted to employees in fiscal 1997.

(4) Appreciation for all stockholders is calculated using the average exercise price for all employee optionees ($6.552) and using the number of shares of the Company's Common Stock outstanding on July 31, 1997 (22,872,516).

AGGREGATED STOCK OPTION/SAR EXERCISES DURING FISCAL 1997 AND STOCK OPTION/SAR VALUES AS OF JULY 31, 1997

     The following table sets forth information with respect to the Chief Executive Officer and the Named Executive Officers concerning the exercise of options during fiscal 1997 and unexercised options held as of July 31, 1997:

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTION/SAR VALUES(1)

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                       OPTIONS/SARS AT FISCAL            OPTIONS/SARS AT
                           SHARES                            YEAR END(#)               FISCAL YEAR END($)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
         NAME            EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            -----------   -----------   -----------   -------------   -----------   -------------
F.H. (Dick) Moeller....    67,100        372,165       179,941        95,928        $465,730        $20,593
Michael O'Dell.........         0              0        71,931        24,698        $ 38,317        $12,715
Rodney S. Bond.........     5,000         24,125        29,905        30,408        $ 29,927        $12,534
Michael P. Cronin......         0              0        26,822        21,824        $      0        $     0
Frank S. Kaplan........         0              0         1,926        44,324        $      0        $     0

---------------

(1) All options held by the Chief Executive Officer and the Named Executive Officers were granted under the 1989 Plan or the 1996 Plan. Pursuant to each of the 1989 Plan and the 1996 Plan, all options granted thereunder are immediately exercisable, however shares issued upon exercise are subject to repurchase by the Company, at the exercise price, to the extent of the number of shares that have not vested in the event that the optionee's employment terminates prior to all such optionee's option shares becoming vested. The amounts under the headings entitled "Exercisable" reflect vested options as of July 31, 1997 and the amounts under the headings entitled "Unexercisable" reflect option shares that have not vested as of July 31, 1997.

TEN YEAR OPTION/SAR REPRICING

     The following table sets forth information with respect to the Company's Chief Executive Officer and the Named Executive Officers and all former executive officers concerning the repricing of options under the Company's stock option plans whereby all employees and directors with options under the Company's stock option plans were permitted an opportunity to exchange their options outstanding under the Company's stock option plans for new options having an exercise price of $6.125, the fair market value of the Common Stock on May 27, 1997. For a discussion of the repricing of options under the Company's stock option plans see "Board of Directors and Committees -- Report from Compensation Committee Regarding Executive Compensation."

                         TEN YEAR OPTION/SAR REPRICING

                                      NUMBERS OF    MARKET PRICE
                                      SECURITIES    OF STOCK AT    EXERCISE PRICE                  LENGTH OF
                                      UNDERLYING      TIME OF        AT TIME OF                  ORIGINAL TERM
                                     OPTIONS/SARS   REPRICING OR    REPRICING OR      NEW        REMAINING AT
                                     REPRICED OR     AMENDMENT       AMENDMENT      EXERCISE   DATE OF REPRICING
          NAME              DATE      AMENDED(#)        ($)             ($)         PRICE($)     OR AMENDMENT
          ----             -------   ------------   ------------   --------------   --------   -----------------
F.H. (Dick) Moeller......  5/27/97      25,000         6.125            11.00        6.125     7 years 263 days
                           5/27/97     100,000         6.125             9.00        6.125      9 years 44 days
Rodney S. Bond...........  5/27/97      10,000         6.125           11.000        6.125     7 years 263 days
                           5/27/97      15,000         6.125           12.250        6.125     8 years 361 days
Michael O'Dell...........  5/27/97      15,000         6.125           12.250        6.125     8 years 361 days
Frank S. Kaplan..........  5/27/97      15,000         6.125            9.938        6.125     9 years 207 days
                           5/27/97      25,000         6.125           24.125        6.125     8 years 111 days
                           5/27/97       6,250         6.125           12.250        6.125     8 years 361 days
William T. Clayton.......   5/5/93       5,000         4.000            6.750        4.000     8 years 241 days
Glenn A. Pierce..........   5/5/93     236,250(1)      4.000            9.000        4.000     8 years 299 days
Clayton A. Reed..........   5/5/93      75,000         4.000            8.250        4.000     9 years 149 days
Bob R. Swem..............   5/5/93      20,000         4.000            8.250        4.000     9 years 148 days

---------------------

(1) Includes 33,750 options that were canceled on December 31, 1993 due to certain 1993 revenue and earnings per share goals not being met.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of SEC Regulation S-K. No member of the Compensation Committee served on the compensation committee, or as a director, of another corporation, one of whose directors or executive officers served on the Compensation Committee of or whose executive officers served on the Company's Board of Directors.

         PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES UNDER THE
                 VTEL CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                                    (ITEM 2)

     The Board of Directors has amended the VTEL Corporation Employee Stock Purchase Plan (the "ESPP") in order to increase the number of shares of Common Stock available for issuance thereunder from 450,000 to 950,000. The Board of Directors increased the number of available shares under the ESPP because as of October 1, 1997, only 65,227 shares of Common Stock remained available for purchase by the Company's employees. By increasing the number of shares available under the ESPP, the Board of Directors believes that the ESPP will continue to be a useful stock-related benefit program for attracting and retaining employees and providing additional incentive for all employees to promote the success of the Company, thereby continuing the purpose of the ESPP.

     The Company intends to register the 500,000 additional shares of Common Stock issuable under the ESPP under the Securities Act, assuming the shareholders approve the proposal to increase the number of available shares. Shares purchased pursuant to the ESPP after the effective date of such registration could immediately be sold in the open market subject, in the case of affiliates (as defined in Rule 144 under the 1933 Act), to compliance with the provisions of Rule 144 other than the holding period requirement.

     The proposed amendment requires the approval of the shareholders of the Company pursuant to the terms of the ESPP. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and voting at the Annual Meeting in person or by proxy is necessary to approve the above described amendment to the ESPP. Proxies will be voted for or against such approval in accordance with the specifications marked thereon and, if no specifications are made, will be voted in favor of such approval.

DESCRIPTION OF VTEL CORPORATION EMPLOYEE STOCK PURCHASE PLAN

  General

     The VTEL Corporation Employee Stock Purchase Plan was adopted, subject to stockholder approval, by the Company's Board of Directors on April 29, 1993. The ESPP authorizes as of October 1, 1997 the issuance of up to 450,000 shares of Common Stock.

     The purpose of the ESPP is to assist eligible employees of the Company and its subsidiaries in acquiring a stock ownership interest in the Company through regular payroll deductions and cash contributions and thereby encourage them to remain in the employ of the Company or its subsidiaries. The ESPP allows participants to purchase shares of Common Stock at a price equal to the lesser of: (a) 85% of the fair market value of the Common Stock on the date of grant of the option or (b) 85% of the fair market value of the Common Stock at the time of exercise. See "-- Exercise Price" below.

     The ESPP is not subject to the qualification requirements of Section 401 of the Code, nor is the ESPP subject to any provisions of ERISA.

     No maximum period of duration has been established for the ESPP. The Board of Directors of the Company, however, has the power to suspend or terminate the ESPP at any time, provided such suspension or termination does not affect outstanding options granted under the ESPP.

  Eligibility and Participation

     Any individual who is customarily employed by the Company or its subsidiaries for more than 20 hours per week and more than five months in a 12-month period is eligible to participate in the ESPP for one or more offering periods, provided that such individual is an employee on the first day of such offering period or periods. In no event may options be granted under the ESPP to an employee who immediately after the granting of the option would own capital stock of the Company (including capital stock of the Company which the individual may purchase under outstanding options) possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any of its affiliates. In addition, no option may be granted which would permit an employee's rights to purchase stock under the ESPP and all other employee stock purchase plans of the Company and its affiliates to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted) for each calendar year or portion thereof in which such stock option is outstanding.

     An eligible employee may become a participant by completing and returning to the Company a written stock purchase agreement indicating the employee's desire to participate in the ESPP and the amount in cash and/or payroll deductions which the employee wishes to contribute under the ESPP in each offering period. Such agreement shall become effective on the first day of such offering period and shall remain effective for subsequent offering periods unless the employee's participation in the ESPP has terminated.

     A participant may increase or decrease the rate of contribution to the ESPP by amending his or her authorization for payroll deductions or cash contributions. An amended authorization must be filed at least two weeks prior to the commencement date of the offering period for which it is to become effective.

  Administration

     The ESPP is administered by the Compensation Committee of the Board of Directors of the Company. The Compensation Committee has full authority to administer the ESPP, including authority to interpret and construe any provision of the ESPP and to adopt such rules and regulations for administering the ESPP as it may deem advisable. Decisions of the Compensation Committee are binding on all participants.

     All expenses of establishing and administering the ESPP are paid by the Company without charge to participants.

  Shares and Amounts Subject to Plan

     The maximum number of shares of Common Stock of the Company which may be issued under the ESPP cannot exceed 450,000 shares, subject to adjustment in certain circumstances.

     To prevent dilution or enlargement of the rights of participants under the ESPP, adjustments in the number of shares subject to the ESPP, the number of shares subject to outstanding options, the maximum number of shares for which options may be granted to any one employee, and option exercise prices are to be made in the event of merger, consolidation, reorganization, recapitalization, stock split, stock dividend in excess of 2% or other change in the corporate structure of the Company. Upon dissolution or liquidation of the Company, other than in connection with a reorganization, merger or consolidation in which the surviving corporation prior to or concurrent with its succession to the business of the Company assumes and continues the restated ESPP by substituting its common stock for the Company's Common Stock underlying the options granted thereunder, all options granted under the ESPP shall terminate; provided, however, that each optionee shall have the right to exercise his or her outstanding options at any time prior to or concurrently with the consummation of such merger, consolidation or reorganization to the full extent not theretofore exercised.

     If the number of shares for which options are to be exercised on any date exceeds the number of shares then remaining available under the ESPP, the Compensation Committee will make a pro rata allocation of the remaining available shares in a manner as nearly uniform as shall be practicable. Participant contributions not applied to the purchase of Common Stock will be returned without interest.

     No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by an option prior to the date of issuance of a stock certificate for such shares. No adjustments will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

  Terms of Options -- Method of Payment

     The maximum number of shares for which options may be granted to any participant during any single offering period shall not exceed 1,200 shares. The Compensation Committee has the power, exercisable at any time prior to the commencement of an offering period, to increase or decrease the maximum number of shares for which an option may be granted to each participant for that offering period. There is no minimum number of shares for which options may be granted to an employee.

     Each participant may contribute up to 15% of base pay, at the rate of contribution elected prior to the commencement date of an offering, through (i) regular payroll deductions in multiples of $5, or (ii) lump sum cash payments made not later than two weeks before the last day of an offering period. The amount of each participant's contribution is held by the Company in a special account, but the Company has no obligation to pay interest on account balances.

     Base pay is defined in the ESPP as regular straight-time earnings for an offering period plus sales commissions, bonuses and other incentive payments for the three-month period immediately preceding such offering period.

  Offering Periods

     The initial offering period under the ESPP had a duration of three months and commenced on July 1, 1993 and ended on September 30, 1993. Subsequent offering periods are for successive three-month periods commencing on October 1, January 1, April 1, and July 1 and ending on the December 31, March 31, June 30 and September 30, respectively. Except as hereafter provided, a participant's option is automatically exercised on the last day of the offering period by applying the funds then in the participant's account to the purchase of the Company's Common Stock. If any money remains in the participant's account which is less than the price of one share of the Company's Common Stock, then the money is held for purchase of shares in the next offering period. Money remaining in the participant's account by reason of the limitation on the maximum number of shares purchasable in a single offering period is refunded without interest promptly after the close of the offering period. If a participant does not desire to have an option exercised, the participant must so notify the Company in writing at least two weeks prior to the last day of the offering period. As soon as reasonably practicable after receipt of such notice, the Company may deliver to such participant a cash payment equal to the total of the contributions credited to his or her account during such offering period. No interest shall be paid on such contributions. The non-exercise of an option shall not affect the participant's ability to participate in the ESPP for subsequent offering periods, and the participant's stock purchase agreement shall remain in force.

  Exercise Price

     The purchase price of the Common Stock covered by each option is equal to the lesser of: (a) 85% of the fair market value of the Common Stock on the date of grant of the option (the first day of the offering period) or (b) 85% of the fair market value of the Common Stock at the time of exercise (the last day of the offering period). The fair market value is deemed to be equal to the mean of the high and low reported sales prices of the Common Stock on the NASDAQ National Market System (or such other quotation system or stock exchange) on which the Company's Common Stock is traded on the date such value is to be determined.

  Withdrawal -- Termination of Employment -- Death

     An employee's participation in the ESPP will be terminated when the participant voluntarily withdraws from the ESPP upon written notification to the Compensation Committee, when the participant's employment terminates or upon the death of the participant. Within 30 days after an employee's participation in the ESPP is terminated, all funds in the employee's account will be returned without interest. A voluntary withdrawal from the ESPP will not affect a participant's ability to participate in the ESPP for any subsequent offering period provided the participant files a new stock purchase agreement and payroll deduction authorization with the Compensation Committee at least two weeks prior to the commencement of such offering period.

     Each participant may designate a beneficiary or beneficiaries of the participant's interest in the ESPP. Upon the participant's death, any balance in the participant's account will be distributed to such beneficiary or beneficiaries, or in the absence of such designation, to the executor or administrator of the participant's estate.

  Transferability -- Delivery

     Options granted pursuant to the ESPP may not be transferred by a participant and are exercisable only during the participant's lifetime. After the exercise of options at the end of each offering period, the Company will, as expeditiously as possible, deliver to each participant certificates evidencing the shares of stock purchased through such exercise. The Company may, however, postpone delivery of shares for such period as may be required for it to comply with applicable requirements of law or quotation system or stock exchange on which the Company's Common Stock is traded.

  Termination or Amendment

     The Company's Board of Directors may at any time, with respect to any shares not at the time subject to outstanding options, suspend or terminate the ESPP. The Board may also amend the ESPP from time to time as it deems advisable, but no amendment shall, without prior stockholder approval, (i) increase the maximum number of shares subject to the ESPP or the maximum number of shares for which options may be granted to any one employee (other than adjustments to prevent dilution or enlargement of participant rights in the event of fundamental changes to the Company), (ii) materially increase the benefits accruing to participants, (iii) materially modify the eligibility requirements for ESPP participation, or (iv) modify the terms of any option granted under the ESPP so as to render such options unqualified for special tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

  Certain Federal Tax Income Consequences

     The following discussion of the federal income tax consequences of participation in the ESPP for typical optionee is only a summary, does not purport to be complete and does not cover, among other things, state and local tax treatment of participation in the ESPP. Furthermore, differences in individual optionees' financial situations may cause federal, state and local income tax consequences of participation in the ESPP to vary.

     The ESPP is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under a plan that so qualifies, no taxable income will be reportable by a participant by reason of the grant of the option or its exercise. A participant will recognize taxable income in the year of disposition of the stock acquired under the ESPP or in the year of death if the participant dies while still owning the stock. Generally, a disposition for this purpose includes any transfer of legal title, including a transfer by sale, exchange or gift, but does not include a transfer into joint ownership if the participant remains one of the joint owners, a pledge or a transfer by bequest or inheritance.

     If the participant disposes of stock within two years from the date the underlying option was granted, the participant will realize ordinary income in the year of disposition equal to the amount by which the fair market value of the stock on the date the option was exercised exceeded the exercise price. In such instances, the amount of the ordinary income will be added to the participant's basis in the stock, and any additional gain or any loss recognized on the disposition will be a capital gain or loss. The gain or loss will be long-term if the stock has been held for more than eighteen months.

     If the participant disposes of stock more than two years after the date the underlying option was granted, the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the stock at the time of disposition over the exercise price for such stock, or (ii) the excess of the fair market value of the stock at the time the option was granted over the exercise price for such stock. The amount of any ordinary income will be added to the participant's basis in the stock, and any gain recognized upon the disposition will be a long-term capital gain. If the fair market value of the stock on the date of disposition is less than the exercise price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

     If the participant still owns the stock at the time of death, the lesser of
(i) the excess of the fair market value of the stock at the time of death over the exercise price for such stock, or (ii) the excess of the fair market value of the stock at the time the option was granted over the exercise price for such stock will constitute ordinary income in the year of death.

     If a share is disposed of within two years after the date the underlying option was granted, then the employer corporation will be entitled to a deduction in the year of disposition equal to the amount of ordinary income realized by the participant as a result of the disposition. In all other cases, no deduction is allowed.

  Required Vote and Recommendation

     The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is needed to approve this proposal. Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. The shares represented by proxies solicited by the Board of Directors will be voted as directed on the form of proxy or, if no direction is indicated, will be voted "FOR" the approval of this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.

         PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES UNDER THE
                VTEL CORPORATION 1992 DIRECTOR STOCK OPTION PLAN
                                    (ITEM 3)

GENERAL

     In order to attract and retain nonemployee Directors for the Company, effective October 20, 1992, the Board of Directors adopted, subject to stockholder approval, the Company's 1992 Director Stock Option Plan (the "Director Plan"), pursuant to which an aggregate of 100,000 shares of Common Stock may be issued upon the exercise of options granted under the Director Plan.

     In general, the Director Plan provides for the automatic grant of an option to purchase 12,000 shares of Common Stock, having an exercise price of the fair market value of the Common Stock at the date of grant, to each nonemployee Director upon initial election or appointment, such options vesting over a three-year period, and further provides that each nonemployee Director shall receive additional options to purchase 6,000 shares of the Company's Common Stock, such options vesting over a three-year period, at the time that such eligible Director's prior options granted under the Director Plan become fully exercisable and vested.

     The Board of Directors has authorized an amendment to the Director Plan, subject to stockholder approval, to increase the number of shares of the Company's Common Stock available for issuance under the Director Plan from 100,000 to 150,000 shares. This amendment is necessary in order to cover future grants of options under the Director Plan, because as of the date hereof, only 14,501 shares remain available for grant under the Director Plan. Furthermore, as a result of the Merger, two additional members were added to the Board of Directors, thereby resulting in a need for additional shares under the Director Plan. The amendment, if approved, will enable the Company to continue the purposes of the Director Plan, by providing additional incentives to attract and retain qualified nonemployee directors.

     If approved by the stockholders of the Company at the Annual Meeting, the following amendment shall be made to the Director Plan:

     Section 4(a) will be amended in its entirety to provide as follows:

     The maximum number of shares which may be issued under the Plan shall be 150,000 shares of Common Stock, subject to adjustment as provided in Section 9 of the Plan.

     The following table sets forth information with respect to options received by or allocated to each indicated individual or group listed therein pursuant to the Director Plan in fiscal 1997.

                                                                NUMBER
                     NAME AND POSITION                        OF OPTIONS
                     -----------------                        ----------
F.H. (Dick) Moeller.........................................       -0-
  Chairman and Chief Executive Officer
Michael O'Dell..............................................       -0-
  Senior Vice President -- Product Development
Rodney S. Bond..............................................       -0-
  Chief Financial Officer, Vice President --
  Finance, Treasurer and Secretary
Michael P. Cronin...........................................       -0-
  Vice President -- North American Sales
Frank Kaplan................................................       -0-
  Vice President -- International Sales and Marketing
All current executive officers as a group...................       -0-
All nonemployee Directors as a group........................    24,000
All employees including all current officers, who are
  not executive officers, as a group........................       -0-

DESCRIPTION OF THE COMPANY'S 1992 DIRECTOR STOCK OPTION PLAN

     Under the provisions of the Director Plan, Non-Qualified Stock Options may be granted to the nonemployee Directors of the Company. Pursuant to the Director Plan, upon the initial election or appointment of a person who is not an employee of the Company as Director of the Company, such person will be granted an option to purchase 12,000 shares of Common Stock at the fair market value of Common Stock on the date of grant. At the time the initial grant and each subsequent grant are fully vested (i.e., after 36 months), each nonemployee director is entitled to an additional grant of options covering 6,000 shares, such options to become exercisable over a 36-month period and having an exercise price equal to the fair market value on the date of grant.

     Pursuant to the terms of the Director Plan, each option becomes exercisable on a cumulative basis as to one-thirty-sixth of the shares subject to such option on each monthly anniversary of the date of grant of such option. In the event an optionee ceases to serve as a Director, options granted under the Director Plan may be exercised by the optionee (or, in the event of his death, by his administrator, executor or heirs) at any time within 12 months after the optionee ceases to serve as a Director, to the extent such option was exercisable at the time of such cessation of service. Each option shall expire after the expiration of 10 years from the date of the grant. An option granted under the current Director Plan is not transferable by the optionee except by will or by the laws of descent and distribution.

     The Director Plan is administered by the Board of Directors, which under the provisions of the Director Plan has the authority to (i) issue options granted in accordance with the formula set forth in the Director Plan to eligible Directors and (ii) prescribe the form or forms of instruments evidencing awards.

     The Director Plan is not required to be qualified under Section 401(a) of the Code, nor is it subject to the provisions of ERISA.

     As of October 27, 1997, options to purchase a total of 68,667 shares of Common Stock were outstanding under the Director Plan. A total of 16,832 shares have been issued under the Director Plan.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.

                           COMPARATIVE TOTAL RETURNS

PERFORMANCE GRAPH

     The following Performance Graph shows the changes over the past five year period in the value of $100 invested in: (1) the Company's Common Stock, (2) the CRSP Total Return Index for NASDAQ Stock Market (U.S. Companies) (the "NASDAQ Composite Index"), (3) the Common Stock of the Peer Group (as defined below) of companies whose returns are weighted according to their respective market capitalization. The values with each investment as of the beginning of each year are based on share price appreciation and the reinvestment with dividends on the respective ex-dividend dates. The Peer Group for periods preceding the Company's fiscal year ended July 31, 1997 consists of the following companies whose business, taken as a whole, resembles the Company's activities: PictureTel Corporation and CLI. Effective May 23, 1997, CLI merged with a wholly-owned subsidiary of the Company. The Peer Group for the period ended July 31, 1997 consists solely of the following company whose business, taken as a whole, resembles the Company's activities: PictureTel Corporation.

                                    [GRAPH]

This graph above assumes $100 invested on April 6, 1992 in the Common Stock of the Company, the NASDAQ Composite Index and the Peer Group, and was plotted using the following data:

                       APRIL 6,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   JULY 31,   JULY 31,
                         1992         1992           1993           1994           1995         1996       1997
                       --------   ------------   ------------   ------------   ------------   --------   --------
NASDAQ...............  $100.00      $114.00        $130.00        $127.00        $180.00      $186.00    $274.00
VTEL.................  $100.00      $ 89.00        $ 58.00        $ 74.00        $164.00      $ 61.00    $ 51.00
Peer Group...........  $100.00      $ 62.00        $ 50.00        $ 53.00        $181.00      $177.00    $ 47.00

                    RATIFICATION OF APPOINTMENT OF AUDITORS
                                    (ITEM 4)

     Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed Price Waterhouse, LLP, independent accountants, to audit the consolidated financial statements of the Company for the year ending July 31, 1998. The Company is advised that no member of Price Waterhouse LLP has any direct financial interest or material indirect financial interest in the Company or any of its subsidiaries or, during the past three years, has had any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

     A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

     While stockholder ratification is not required for the selection of Price Waterhouse LLP since the Board of Directors has the responsibility for the selection of the Company's independent auditors, the selection is being submitted for ratification at the Annual Meeting with a view toward soliciting the stockholder's opinion thereon, which opinion will be taken into consideration in future deliberations.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION BY THE STOCKHOLDERS OF THIS APPOINTMENT.

                             STOCKHOLDER PROPOSALS

     Pursuant to various rules promulgated by the SEC, any proposals of holders of Common Stock of the Company intended to be presented to the Annual Meeting of Stockholders of the Company to be held in 1998 must be received by the Company, addressed to Rodney S. Bond, Secretary, 108 Wild Basin Road, Austin, Texas 78746, no later than July 14, 1998 to be included in the Company's proxy statement and form of proxy relating to that meeting.

     With respect to business to be brought before the Annual Meeting, the Company has not received any notices from stockholders that the Company is required to include in this Proxy Statement.

                                    GENERAL

     As of the date of this proxy statement, the management of the Company has no knowledge of any business to be presented for consideration at the meeting other than that described above. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

     The cost of any solicitation of proxies by mail will be borne by the Company. Arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith. In addition to the proxy solicitation material mailed to stockholders, the Company has also retained the services of McCormick & Pryor Ltd. New York, New York, to assist in the solicitation of proxies for a fee estimated at $3,500 plus out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries will, in connection with shares of Common Stock registered in their names, be requested to forward solicitation material to the beneficial owners of such shares and to secure their voting instructions. The cost of such solicitation will be borne by the Company.

     The information contained in this Proxy Statement in the sections entitled "Election of Directors -- Report From the Compensation Committee Regarding Executive Compensation" and "Comparative Total Returns" shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

                                            By Order of the Board of Directors,

                                            RODNEY S. BOND
                                            Secretary

Austin, Texas

VTEL CORPORATION                 ANNUAL MEETING      CONTINUED FROM OTHER SIDE
                               DECEMBER 18, 1997


     THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4.

1. Proposal to elect as directors of the Company the following persons to hold office for the terms specified in the Company's 1997 Annual Proxy or until their successors have been duly elected and have qualified.

     [ ]  FOR all nominees listed below      [ ] WITHHOLD AUTHORITY to vote
          (except as marked to the contrary      for all nominees listed below
          below)


               F. H. (Dick) Moeller     Max D. Hopper     Eric L. Jones
               Jerry S. Benson, Jr.     Richard Snyder    Gordon H. Matthews

               T. Gary Trimm
               Dr. Arthur G. Anderson


     (INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

     -------------------------------------------------------------------------

                                             FOR     AGAINST    ABSTAIN
                                             ---     -------    -------

2.   Proposal to increase the number of      [ ]       [ ]        [ ]
     authorized shares under the VTEL
     Corporation Employee Stock Purchase
     Plan.

3.   Proposal to increase the number of      [ ]       [ ]        [ ]
     authorized shares under the VTEL
     Corporation 1992 Director Stock
     Option Plan.

4.   The ratification of the appointment by  [ ]       [ ]        [ ]
     the Board of Directors of Price
     Waterhouse LLP as independent public
     accountants for the Company for the
     fiscal year ending July 31, 1998.

5.   In their discretion, the proxies are    [ ]       [ ]        [ ]
     authorized to vote upon such other
     business as may properly come before
     the meeting or any adjournment(s)
     thereof.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

------------------------------------------------------------------------------
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE
------------------------------------------------------------------------------

VTEL CORPORATION         ANNUAL MEETING           PROXY NO.           SHARES
                        DECEMBER 18, 1997                           IN YOUR NAME

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints F.H.(Dick) Moeller and Rodney S. Bond, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all of the shares of the Common Stock of VTEL CORPORATION (the "Company") held of record by the undersigned at the close of business on October 30, 1997, at the Annual Meeting of Shareholders to be held on December 18, 1997, and any adjournment(s) thereof.


                                   Dated                                   ,1997
                                        -----------------------------------

                                   ---------------------------------------------
                                   Signature

                                   ---------------------------------------------
                                   Signature, if Held Jointly

                                   Please execute this Proxy as your name
                                   appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date and return this Proxy promptly using the enclosed envelope.